ADMINISTRATION AGREEMENT
                            ------------------------

     AGREEMENT, made as of January 27, 2004 between COMMONWEALTH CASH RESERVE FUND, INC., a Virginia corporation (the "Company") and PFM ASSET MANAGEMENT LLC, a Delaware limited liability company (the "Administrator").

                     W - I - T - N - E - S - S - E - T - H:

     WHEREAS, the Company is a registered open-end, diversified, management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

     WHEREAS the Company desires to appoint the Administrator to perform certain administrative services for the Company and for investment portfolios that may be authorized by the Company's Board of Directors (the "Funds"); and

     WHEREAS, the Company currently offers two separate investment portfolios, Commonwealth Cash Reserve Fund ("Prime Portfolio") and CCRF Federal Portfolio ("Federal Portfolio) (collectively, the "Portfolios"); and

     WHEREAS, the Company's Board of Directors has established for each of the Portfolios an institutional series of shares ("Institutional Class") and an investor series of shares ("Investor Class") each of which is designed to offer different services to holders of the respective classes;

     NOW THEREFORE, in consideration of the premises and the mutual convenants herein contained, it is agreed between the parties hereto as follows:

     1. DELIVERY OF DOCUMENTS. The Company has furnished the Administrator with copies properly certified or authenticated of each of the following:

          (a) The Company's Articles of Incorporation, as filed with the Clerk of the State Corporation Commission of the Commonwealth of Virginia on
     December 8, 1986, and all amendments thereto (such Articles of Incorporation, as presently in effect and as it shall from time to time be amended, is herein called the "Articles of Incorporation");

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          (b) The Company's By-laws,  and amendments  thereto (such By-laws,  as presently in effect and as they shall from time to time be amended, is herein called the "By-laws");

          (c) Resolutions of the Company's Board of Directors authorizing the appointment of the Administrator and approving this Agreement;

          (d) The Funds' Notification of Registration on Form N-8A under the 1940 Act as filed with the Securities and Exchange Commission ("SEC") and all amendments thereto;

          (e) The Funds' Registration Statements on Form N-1A under the Securities Act of 1933 as amended ("1933 Act") and under the 1940 Act as filed with the SEC on and all amendments thereto; and

          (f) The Funds' most recent Prospectuses and Statements of Additional Information (such Prospectuses, and Statements of Additional Information as presently in effect and all amendments and supplements thereto are herein called the "Prospectuses').

     The Company will furnish the Administrator, from time to time, executed copies of all amendments and supplements to the foregoing.

     In consideration of the mutual promises and agreements herein contained and
other  good  and  valuable  consideration,   the  receipt  of  which  is  hereby
acknowledged, it is hereby agreed by and between the parties hereto as follows:

     2. IN GENERAL.

     The Administrator agrees, all as more fully set forth herein, to perform, at its own expense, the functions set forth herein for the Company.

     3. DUTIES AND OBLIGATIONS OF THE ADMINISTRATOR WITH RESPECT TO THE COMPANY.

     (a) Subject to the succeeding provisions of this section and subject to the
direction   and  control  of  the  Board  of  Directors  of  the  Company,   the
Administrator shall provide all

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administrative  services to the Company, other than those relating to the Funds'
investment portfolios and the maintenance of its accounting books and records. As part of such duties, the Administrator shall:

          (i) provide office space and equipment in connection with the maintenance of the headquarters of the Company;

          (ii) maintain the Company's books and records (other than accounting books and records), oversee the insurance relationships of the Company, and prepare (or assist counsel and auditors in the preparation of) for the Company all required tax returns, proxy statements and reports to the Company's shareholders and directors and, [AT THE ADMINISTRATOR'S EXPENSE TO THE EXTENT THAT THEY ARE NOT PAID FOR DIRECTLY BY THE COMPANY], reports to and other filings with the Securities and Exchange Commission and any other governmental agency;

          (iii) arrange for the preparation, on behalf of the Company [(AT ADMINISTRATOR'S EXPENSE TO THE EXTENT THEY ARE NOT PAID FOR DIRECTLY BY THE COMPANY)], of such application and reports as may be necessary to register or maintain the registration of the Company, Funds and/or shares of the Funds under the securities of "blue-sky" laws of the Commonwealth of Virginia and such other states in which the shares of the Funds may be offered for sale;

          (iv) respond to all inquiries or other communications of shareholders of the Company and broker-dealers, if any;

          (v) oversee all relationships between the Funds and their respective custodians, including such administrative matters as are applicable to the issuance or redemption of the Funds' shares; and

          (vi) liaison with the Company's independent public accountants;

     (b) All activities performed by the Administrator under this Section shall at all times conform to, and be in accordance with, any requirements imposed by:
(1) the provisions of the

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1940 Act and of any rules or regulations in force thereunder;  and (2) any other applicable provisions of law; and (3) the provisions of the Articles of Incorporation and By-laws of the Company as amended from time to time; and (4) any policies and determinations of the Board of Directors of the Company; and
(5) fundamental investment policies of each Fund, as reflected in the Funds' registration statements under the 1940 Act, or as amended by the shareholders of that Fund.

     (c) Nothing in this Agreement shall prevent the Administrator or any officer thereof from acting as investment adviser or manager for any person, firm or corporation and this Agreement shall not in any way limit or restrict the Administrator or any of its partners, officers, stockholders or employees from buying, selling or trading any securities for its own or their own accounts or for the accounts of others for whom it or they may be acting; provided, however, that the Administrator expressly represents that it will undertake no activities which, in its judgment will adversely affect the performance of its obligations to the Company under this Agreement.

     4. CONFIDENTIALITY.

     Administrator will treat confidentially and as proprietary information of the Company and the Funds all records and other information relative to the Company and the Funds and prior, present or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder (except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld and will be deemed granted where the
Administrator  may be  exposed to civil or  criminal  contempt  proceedings  for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company).

     5. SERVICES NOT EXCLUSIVE.

     The services furnished by the Administrator hereunder are deemed not to be exclusive, and the Administrator shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

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     6. OFFICE SPACE AND FACILITIES.

     The Administrator agrees that it will, at its own expense, provide office space and facilities, equipment and personnel for the performance of its functions hereunder.

     7. COMPENSATION OF THE ADMINISTRATOR.

     For the services rendered hereunder with respect to each Fund, the Administrator shall be entitled to, and agrees to accept as full compensation therefor, compensation in accordance with Schedule A hereto.

     8. DURATION AND TERMINATION.

     (a) This Agreement shall go into effect as of the effective date of the Company's prospectus that reflects both the Institutional and Investor share classes, anticipated to be January 30, 2004, and its implementation is authorized by the Board of Directors of the Company, provided that all regulatory requirements have been met, and shall, unless terminated as hereinafter provided, continue in effect for a period of two years. Thereafter, if not terminated, this Agreement shall continue in effect for successive annual periods, but only so long as such continuance is specifically approved at least annually by the Company's Board of Directors, including the vote of a majority of the Directors who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party cast in person at a meeting called for the purpose of voting on such approval.

     (b) This Agreement may be terminated by the Administrator at any time without penalty upon giving the Company sixty (60) days' written notice (which notice may be waived by the Company) and may be terminated by the Company at any time without penalty upon giving the Administrator sixty (60) days' written notice (which notice may be waived by the Administrator) provided that such termination by the Company shall be directed or approved by the vote of a majority of all of its Directors in office at the time, including a majority of the Directors who are not interested persons (as defined in the 1940 Act) of the Company.

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     9.  AMENDMENT OF THIS  AGREEMENT.  No provisions  of this  Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

     10. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Virginia law. Unless otherwise expressly stated, all references herein to the Services to be provided by the Administrator to the "Fund" or the "Company" shall apply equally to all portfolios and share classes.

     IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their seals to be hereunto affixed.

                                        COMMONWEALTH CASH RESERVE FUND, INC.

                                        BY:  ________________________________

                                        PFM ASSET MANAGEMENT LLC

                                        BY: _________________________________

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                                   SCHEDULE A

For the services rendered hereunder, the Company will pay the Administrator from assets belonging to the Company the following fees, subject to the limitation that compensation shall be payable with respect to services only by the particular Portfolio and share Class to which such services are provided.

                                 PRIME PORTFOLIO

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PORTFOLIO AND SHARE CLASS                         ADMINISTRATIVE FEE - AN ANNUAL
-------------------------                         ------------------------------
                                                    FEE, COMPUTED DAILY AND PAID
                                                    ----------------------------
                                                   MONTHLY AT AN ANNUAL RATE OF:
                                                   -----------------------------
--------------------------------------------------------------------------------
Prime Portfolio - Institutional Class      .05 of 1% of average daily net assets
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Prime Portfolio - Investor Class           .15 of 1% of average daily net assets
--------------------------------------------------------------------------------

                               FEDERAL PORTFOLIO

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Federal Portfolio - Institutional Class    .05 of 1% of average daily net assets
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Federal Portfolio - Investor Class         .15 of 1% of average daily net assets
--------------------------------------------------------------------------------

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